As filed with the Securities and Exchange Commission on July 31, 2000.

File No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________________

VAIL BANKS, INC.
(Exact Name of Issuer as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-1250561 (I.R.S. Employer Identification Number)

108 S. Frontage Road West
Suite 101
Vail, Colorado 81657
(970) 476-2002
(Address and Telephone Number of Issuer's Principal Executive Offices)

Vail Banks, Inc. Amended and Restated Stock Incentive Plan
(Full Title of the Plan)

E. B. Chester, Jr.
Chairman
108 S. Frontage Road West
Suite 101
Vail, Colorado 81657
(970) 476-2002
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Jan M. Davidson, Esq.
KILPATRICK STOCKTON LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500
(404) 815-6555 (fax)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	962,865 shares(2)	$9.56	$9,204,989	$2,430.12

(1)       Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of Vail Banks, Inc. common stock on the Nasdaq National Market on July 25, 2000.

(2)       The Company's Amended and Restated Stock Incentive Plan allows for the award of 15% of the total issued and outstanding shares of the Company's Common Stock. 962,865 reflects 15% of the issued and outstanding shares of the Company's Common Stock at July 25, 2000. Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, or similar transactions.

PART I.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION*.

ITEM 2.       REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*.

              *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents are incorporated by reference into this registration statement (the  "Registration Statement ") and are deemed to be a part hereof from the date of the filing of such documents:

(1)	The Registrant's Form 10-KSB dated March 30, 2000 (Commission File Number 000-25081).

(2)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act "), since December 31, 1999.

(3)

The description of the Common Stock contained in the Registrant's registration statement on Form 8-A, filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

(4)

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

                      Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

                      Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Registrant's Articles of Incorporation provide for indemnification of directors to the full extent permitted by Colorado law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Registrant and its shareholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act of 1933 (the  "Securities Act ") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Articles of Incorporation, the Registrant may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Colorado law. The Registrant has entered into indemnification agreements with its directors and executive officers pursuant to which the Registrant has agreed to indemnify such persons in certain circumstances.

                 The Registrant's Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of the Registrant's subsidiaries or, at the request of the Registrant, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether the Registrant would have the power to indemnify such person against such liability under Colorado law. The Registrant intends to purchase and maintain insurance on behalf of all of its directors and executive officers.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

                      Not Applicable.

ITEM 8.       EXHIBITS.

               The exhibits included as part of this Registration Statement are as follows:
Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of Registrant's Registration Statement on Form SB-2, as amended, Commission File No. 333-60347 (the  "Form SB-2 "))

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of Registrant's Form SB-2)

4.3	Vail Banks, Inc. Amended and Restated Stock Incentive Plan (incorporated herein by reference to Exhibit 10.3 of Registrant's Form SB-2)

5	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant

23.1	Consent of KPMG LLP

23.2	Consent of Fortner, Bayens, Levkulich & Co., P.C.

24	Power of Attorney (included in the Signature Page
of this Registration Statement)

ITEM 9.       UNDERTAKINGS

                   The Registrant hereby undertakes:

(1)		To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act ");

(b)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the  "SEC ") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and the price represent no more than a 20% change in the maximum aggregate offering price set forth in the  "Calculation of Registration Fee " table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication  of  such  issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vail, State of Colorado, on this 24th day of July, 2000.

VAIL BANKS, INC.

By: /s/Lisa M. Dillon
Lisa M. Dillon
President

POWER OF ATTORNEY

              Each person whose signature appears below hereby constitutes and appoints E. B. Chester and Lisa M. Dillon and either of them, his or her true and lawful attorney-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes,  may  lawfully  do  or  cause  to  be  done  by  virtue  hereof.

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2000.

/s/ E.B. Chester, Jr. E. B. Chester, Jr.	Chairman
/s/ Lisa M.Dillon Lisa M. Dillon	President and Chief Executive Officer, Director (principal executive officer, principal financial officer, and principal accounting officer)
/w/ Kay H.Chester Kay H. Chester	Director
/s/ Dennis R. Debor Dennis R. Devor	Director
_____________________________ James G. Flaum	Director
/s/ S. David Gorsuch S. David Gorsuch	Director
/s/ James M. Griffin James M. Griffin	Director
/s/ Martin T. Hart Martin T. Hart	Director
/s/ Garner F. Hill, II Garner F. Hill, II	Director
/s/Robert L. Knous, Jr. Robert L. Knous, Jr.	Director
/s/ Kent Myers Kent Myers	Director
/s/ Byron A. Rose Byron A. Rose	Director
_____________________________ Donald L. Vanderhoof	Director
/s/ E./ William Wilto E. William Wilto	Director

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of Registrant's Registration Statement on Form SB-2, as amended, Commission File No. 333-60347 (the  "Form SB-2 "))

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of Registrant's Form SB-2)

4.3	Vail Banks, Inc. Amended and Restated Stock Incentive Plan (incorporated herein by reference to Exhibit 10.3 of Registrant's Form SB-2)

5	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant

23.1	Consent of KPMG LLP

23.2	Consent of Fortner, Bayens, Levkulich & Co., P.C.

24	Power of Attorney (included in the Signature Page

of this Registration Statement)